SECOND AMENDMENT TO THE

WILSON BANK AND TRUST

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

IMPLEMENTED MAY 22, 2015

WHEREAS, Wilson Bank and Trust (the “Bank”) and Gary Whitaker (the “Executive”) previously entered into the Wilson Bank and Trust Supplemental Executive Retirement Plan Agreement (the “Agreement”), originally effective as of May 22nd, 2015; and

WHEREAS, the Bank and the Executive previously executed the First Amendment to the Agreement effective as of October 26, 2020; and

WHEREAS, the Agreement and any Amendments are designed to provide retirement benefits to the Executive upon certain enumerated events, payable out of the Bank’s general assets; and

WHEREAS, the Bank and the Executive have agreed to amend the Agreement to provide for an additional Annuity Contract, as provided and defined in the Agreement.

NOW THEREFORE, effective February 28, 2022, the Bank and the Executive hereby amend the Agreement as follows:

Paragraph 1.2 is hereby deleted in its entirety and replaced with the following:

1.2         “Annuity Contract” means the following annuity contracts purchased and solely owned by the Bank: a Flexible Premium Indexed Deferred Annuity Contract issued by Great American Life Insurance Company, contract #1195070863, and issued by Nationwide Life Insurance Company, contract # 071342963, or such other annuity contract as the Bank may purchase from time to time.

The Agreement is otherwise ratified and confirmed in all respects.

IN WITNESS WHEREOF, both parties hereto acknowledge that each has carefully read and considered this Amendment and consent to the changes contained herein. Both parties have caused this Second Amendment to the Wilson Bank and Trust Supplemental Executive Retirement Plan Agreement to be executed this 28th day of February, 2022, effective February 28, 2022.

WILSON BANK AND TRUST                                                EXECUTIVE

By: /s/ John C. McDearman                                                        /s/ Gary Whitaker

Its: CEO